Exhibit 10.1

SHARE EXCHANGE AGREEMENT

THIS SHARE EXCHANGE AGREEMENT (this "Agreement") is made as of this 27th day of December, 2016 (the "Effective Date"), by and between Isaac Capital Group, LLC, a Delaware limited liability company (the "Stockholder"), and Live Ventures Incorporated, a Nevada corporation (the "Company").

WHEREAS, the Stockholder is the record holder of 791,758 shares of Common Stock of the Company;

WHEREAS, the Stockholder is the record holder of warrants (the "Warrants") to purchase up to 590,146 shares of Common Stock of the Company; and

WHEREAS, the Company filed that certain Certificate of Designation (the "Certificate"), a copy of which is attached hereto as Exhibit A, with the Nevada Secretary of State on the date hereof.

NOW, THEREFORE, in consideration of these presents, and for such other good and valuable consideration, the receipt and adequacy of which are hereby acknowledge, the parties, intending to be bound, hereby agree as follows:

1.                  Share Exchange; Warrants Amendments.

1.1                                 Subject to the other terms of this Agreement, the Company hereby acquires from the Stockholder, and the Stockholder hereby transfers and assigns to the Company for cancellation the 791,758 shares of Common Stock owned by the Stockholder (collectively, the "Inbound Common Stock"), in exchange for the issuance by the Company to the Stockholder of 158,351.8 shares (the "Exchange Ratio") of Series B Convertible Preferred Stock of the Company (collectively, the "Outbound Preferred Stock").

1.2                                 The Company shall, as of the Effective Date, amend each of the Warrant Agreements to mirror the conversion of the Inbound Common Stock into the Outbound Preferred Stock (the "Amended Warrant Agreements"). By virtue of the Amended Warrant Agreements, the Warrant Shares shall be shares of Series B Convertible Preferred Stock, rather than shares of Common Stock and the number thereof shall be adjusted by the Exchange Ratio. The "cashless exercise" price calculation contained in the Amended Warrant Agreements shall be on an as-if-converted to Common Stock basis with X (as referenced in Section llG)(ii) therein) then reduced by the Exchange Ratio in connection with the issuance of the post Amended Warrant Agreements' Warrant Shares. The form of Amended Warrant Agreement is attached hereto as Exhibit B.

1.3                                 The consummation of the transactions contemplated by this Agreement, including, without limitation, the exchange of the Inbound Common Stock for the Outbound Preferred Stock and the Amended Warrant Agreements, pursuant to Sections 1.1 and 1.2, shall be deemed to take place on the Effective Date (the "Closing"). At the Closing, (a) the Stockholder shall deliver to the Company (i) one or more stock powers, each in a form acceptable to the Company, assigning all of the Stockholder's right, title, and interest in and to the Inbound Common Stock to the Company and (ii) all certificates, or affidavits of lost certificate, representing the shares of the Inbound Common Stock, and (b) the Company shall (i) issue the Outbound Preferred Stock to the Stockholder, (ii) execute and deliver the Amended Warrant Agreements to the Stockholder, and (iii) deliver to the Stockholder one or more certificates evidencing the shares of the Outbound Preferred Stock.

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2.                  Certain Limitations Regarding Outbound Preferred Stock and Warrant Shares. At any time, and from time to time, the Stockholder may reconvert some or all of its shares of Outbound Preferred Stock into shares of Common Stock pursuant to the conversion ratio and procedures set forth in the Certificate. However, from and after the Effective Date through and including December 31, 2021, the Stockholder shall not be permitted to sell, transfer, assign, hypothecate, pledge, margin, hedge, trade, or otherwise obtain or attempt to obtain any economic value from any of the Outbound Preferred Stock or any shares into which they may be converted or for which they may be exchanged. The same restrictions and prohibitions apply to any of the Warrant Shares. Any attempt by or on behalf of the Stockholder to avoid or violate any of such restrictions or prohibitions shall not be recognized by the Company or its transfer agent and shall be void ab initio.

3.                  Representations and Warranties of the Stockholder. The Stockholder represents and warrants to the Company that, as of the Closing:

3.1                                  Authority. The Stockholder has full limited liability company power and authority to enter into this Agreement and this Agreement constitutes a valid and legally binding obligation of the Stockholder, enforceable in accordance with its terms.

3.2                                 Title. The Stockholder has legal and beneficial title to all of the shares of the Inbound Common Stock, free and clear of any and all liens, pledges, or encumbrances of any kind or nature whatsoever. There are no claims pending with respect to the title of Stockholder to any of the shares of the Inbound Common Stock.

4.                  Representations and Warranties of the Company. The Company hereby represents and warrants to the Stockholder that, as of the Closing, the Company has full corporate power and authority to enter into this Agreement and this Agreement constitutes a valid and legally binding obligation of the Company, enforceable in accordance with its terms.

5.                  Miscellaneous.

5.1                                 Survival. The warranties, representations, and covenants of the Company and the Stockholder contained in or made pursuant to this Agreement shall survive the execution and delivery of this Agreement for the applicable period of the statute of limitations.

5.2                                 Successors and Assigns. Except as otherwise provided herein, the terms and conditions of this Agreement shall inure to the benefit of and be binding upon the respective successors and assigns of the parties. Nothing in this Agreement, express or implied, is intended to confer upon any party, other than the parties hereto or their respective successors and assigns, any rights, remedies, obligations or liabilities under or by reason of this Agreement, except as expressly provided in this Agreement.

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5.3                                 Governing Law. This Agreement and any controversy arising out of or relating to this Agreement shall be governed by and construed in accordance with the laws of the State of Nevada, without regard to conflict of law principles that would result in the application of any law other than the laws of the State of Nevada.

5.4                                 Amendments and Waivers. Any term of this Agreement may be amended and the observance of any term of this Agreement may be waived (either generally or in a particular instance and either retroactively or prospectively), only with the prior consent of the Company and the Stockholder. Any amendment or waiver effected in accordance with this Section 5.4 shall be binding upon each party hereto and its respective successors or assigns.

5.5                                 Severability. If one or more provisions of this Agreement are held to be unenforceable under applicable law, such provision(s) shall be excluded from this Agreement and the balance of the Agreement shall be interpreted as if such provision(s) were so excluded and shall be enforceable in accordance with its terms.

5.6                                 Entire Agreement. This Agreement and the documents referred to herein constitute the entire agreement among the parties and no party shall be liable or bound to any other party in any manner by any warranties, representations, or covenants, except as specifically set forth herein or therein.

5.7                        Counterparts; Electronic Signatures. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. Execution and delivery of this Agreement by electronic exchange bearing the copies of a party's signature shall constitute a valid and binding execution and delivery of this Agreement by such party. Such electronic copies shall constitute enforceable original documents.

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IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first above written.

COMPANY:

LIVE VENTURES INCORPORATED

a Nevada corporation

By: /s/ Jon Isaac

Jon Isaac, President and Chief Executive Officer

STOCKHOLDER:

ISAAC CAPITAL GROUP, LLC,

a Delaware limited liability company

By: /s/ Jon Isaac

Jon Isaac, President and Chief Executive Officer

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Exhibit A

Certificate of Designation

See attached.

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Exhibit B

Form of Amended Warrants

See attached.